EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST ANNOUNCES PLAN TO DISPOSE
OF ASHFORD INC. SHARES

DALLAS, October 2, 2019 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that it has entered into a stock purchase agreement with Ashford Inc. (NYSE American: AINC) (“Ashford”) under which Ashford purchased 393,077 shares of its common stock for $30 per share, resulting in total proceeds of approximately $11.8 million to the Company. The purchase price equates to a premium of approximately 20% based on yesterday’s closing price of Ashford common stock. Due to the parameters of the private letter ruling expected to be received from the Internal Revenue Service (“IRS”) by the Company, Ashford is only able to acquire the shares held by the Company’s taxable REIT subsidiaries. Additionally, the Company announced that it currently plans to distribute the remaining 205,086 shares of Ashford common stock that it currently owns on a pro-rata basis to Ashford Trust common shareholders and unitholders.
The pro-rata distribution of Ashford shares is contingent upon, and will occur immediately prior to, Ashford’s planned acquisition of Remington Holdings, L.P.’s hotel management business. That proposed acquisition, which was previously announced on June 3, 2019, is expected to close in the fourth quarter of 2019. The transaction remains subject to approval by Ashford’s stockholders and customary closing conditions. The stockholder vote has been set for October 24, 2019, and the Company expects to receive the official issued private letter ruling related to the Remington transaction from the IRS very soon. Additional information regarding the planned distribution will be provided at a later date.

“We continue to pursue transactions that we believe will enhance returns for our shareholders,” said Douglas A. Kessler, Ashford Trust’s President and Chief Executive Officer. “The proceeds from the sale of Ashford Inc. common stock provide us additional financial flexibility, while the planned distribution of the remaining shares demonstrates our commitment to unlocking meaningful value for our common shareholders.”
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel to our advisor; changes in our industry and the market in which we operate, interest rates or the local economic conditions; the degree and nature of our competition; actual and potential conflicts of interest with Braemar, Ashford Inc., Remington Lodging, our executive officers and our non-independent directors; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes, including changes to the Internal Revenue Code of 1986, as amended (the “Code”), and related rules, regulations and interpretations governing the taxation of REITs; limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and risks related to Ashford Inc.’s ability to complete the acquisition of Remington’s hotel management business on the proposed terms. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
Additional Information and Where to Find It
In connection with Ashford Inc.’s planned acquisition of Remington Holdings, L.P.’s hotel management business, Ashford Inc. has filed a definitive proxy statement and Ashford Nevada Holding Corp. (a subsidiary of Ashford Inc., to be renamed Ashford Inc. at the closing of the transaction) has filed a Registration Statement on Form S-4 (Registration No. 333-232736), which includes a joint proxy statement/prospectus. Additionally, Ashford Hospitality Trust, Inc. and Ashford Inc. file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS OF ASHFORD HOSPITALITY TRUST, INC. AND ASHFORD INC. ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ASHFORD INC. WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE

BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASHFORD INC. AND THE TRANSACTION. The proxy/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Ashford Inc. with the Securities and Exchange Commission, may be obtained free of charge at the Securities and Exchange Commission’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission at Ashford Hospitality Trust, Inc.’s website, https://www.ahtreit.com and Ashford Inc.’s website, www.ashfordinc.com, under the “Investors” link, or by requesting them in writing or by telephone from us at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, Attn: Investor Relations or (972) 490-9600.
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